Calculation of Filing Fee Tables
S-8
Cellectis S.A.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, euro 0.05 nominal value per share; 2026 Stock Option Plan	Other	4,023,640	$ 2.76	$ 11,105,246.40	0.0001381	$ 1,533.63
2	Equity	Ordinary Shares, euro 0.05 nominal value per share; 2026 Free Shares Plan	Other	4,023,640	$ 2.76	$ 11,105,246.40	0.0001381	$ 1,533.63
Total Offering Amounts:						$ 22,210,492.80		$ 3,067.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,067.26
Offering Note
[1]	(1) These shares may be represented by the Registrant's American Depositary Shares (each, an "ADS"). Each ADS represents one of the Registrant's Ordinary Shares (each, an "Ordinary Share"). ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's 2026 Stock Option Plan, dated August 6, 2026 (the "2026 Stock Option Plan"), or the Registrant's 2026 Free Shares Plan, dated August 6, 2026 (the "2026 Free Shares Plan"), or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) The shareholders authorization relating to the Ordinary Shares reserved for issuance upon stock option and free share grants covered by this Registration Statement restricts the aggregate number of Ordinary Shares issuable to an aggregate of 4,023,640 Ordinary Shares. Accordingly, notwithstanding the 8,047,280 Ordinary Shares registered on this Registration Statement, the aggregate amount issuable upon issuances cannot exceed 4,023,640 Ordinary Shares. (4) Represents Ordinary Shares reserved for future issuance upon the exercise of stock options issuable under the 2026 Stock Option Plan. (6) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $2.76 per ADS, which was the average of the high and low prices of the ADS as reported on the Nasdaq Stock Market LLC on July 31, 2026.

[2]	(1) These shares may be represented by the Registrant's American Depositary Shares (each, an "ADS"). Each ADS represents one of the Registrant's Ordinary Shares (each, an "Ordinary Share"). ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-202488). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's 2026 Stock Option Plan, dated August 6, 2026 (the "2026 Stock Option Plan"), or the Registrant's 2026 Free Shares Plan, dated August 6, 2026 (the "2026 Free Shares Plan"), or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) The shareholders authorization relating to the Ordinary Shares reserved for issuance upon stock option and free share grants covered by this Registration Statement restricts the aggregate number of Ordinary Shares issuable to an aggregate of 4,023,640 Ordinary Shares. Accordingly, notwithstanding the 8,047,280 Ordinary Shares registered on this Registration Statement, the aggregate amount issuable upon issuances cannot exceed 4,023,640 Ordinary Shares. (5) Represents Ordinary Shares reserved for future issuance under the 2026 Free Shares Plan. (6) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $2.76 per ADS, which was the average of the high and low prices of the ADS as reported on the Nasdaq Stock Market LLC on July 31, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources